EXHIBIT 2.4

THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS ("STATE LAWS") OR ANY SECURITIES LAWS OF JURISDICTIONS OUTSIDE OF THE UNITED STATES, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A "U.S. PERSON" (AS DEFINED HEREIN) EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT COVERING THE SECURITIES, OR (2) UPON DELIVERY TO THE ISSUER OF AN OPINION OF U.S. COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT THE SECURITIES MAY BE TRANSFERRED WITHOUT REGISTRATION PURSUANT TO (A) RULE 144 OR RULE 904 OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT OR (B) ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

                           PURCHASE AND SALE AGREEMENT

         This Purchase and Sale Agreement ("Agreement") is made and entered into as of the _____ day of December, 1999, by and between Advanced Knowledge, Inc. ("AKI") and the undersigned shareholder of Soccer Magic Inc. ("SMI") (hereinafter referred to as the "undersigned").

                                 R E C I T A L S

         A. AKI and SMI have entered into an acquisition agreement (the "Acquisition Agreement") which sets forth terms and conditions for the acquisition by AKI (the "Acquisition") of all of the outstanding common shares of SMI (the "SMI Shares") in exchange for a total of 10,000,000 newly issued shares of AKI common stock (the "AKI Shares"). All capitalized terms appearing in this Agreement which are not otherwise defined herein shall have the meanings given them in the Acquisition Agreement.

         B. As a condition to the Closing of the Acquisition, the Acquisition Agreement requires that each of the shareholders of SMI execute a Purchase and Sale Agreement in the form of this Agreement, signifying such shareholder's agreement to subscribe for and receive AKI Shares in exchange for all of the SMI Shares owned by such shareholder.

         C. The undersigned is a shareholder of SMI who owns that number of SMI Shares which is set forth on the signature page of this Agreement. The undersigned and AKI desire to enter into this Agreement with each other for the purposes contemplated by the Acquisition Agreement.

         NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  herein
contained, the parties agree as follows:

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         1.       Sale and  Purchase of SMI Shares.  On the terms and subject to
the  conditions  set  forth  herein  and  in  the  Acquisition  Agreement,   the
undersigned hereby agrees to sell to AKI, and AKI agrees to purchase from the undersigned, all of the SMI Shares owned by the undersigned.

         2. Purchase and Sale of AKI Shares. On the terms and subject to the conditions set forth herein and in the Acquisition Agreement, the undersigned hereby agrees to purchase from AKI, and AKI agrees to sell to the undersigned, that number of the AKI Shares which is determined as follows:

                  2.1      Calculation  of  Exchange  Ratio.  The  number of AKI
Shares to be issued to each of the SMI Shareholders for their respective SMI Shares shall be calculated in accordance with the formula in Section 2.2, using an exchange ratio of 0.8424408206385 (the "Exchange Ratio"). The Exchange Ratio was derived by dividing the total number of AKI Shares to be issued (10,000,000) by the total number of SMI Shares (11,870,270).

                  2.2 Calculation of AKI Shares to Be Issued. The number of AKI Shares to be issued to each of the SMI Shareholders for their respective shares shall be calculated by (i) multiplying (a) the total number of SMI Shares held by each SMI Shareholder by (b) the Exchange Ratio and (ii) rounding the product to the nearest whole number (subject to other reasonable adjustments needed to maintain the total number of AKI Shares to be issued at 10,000,000). No fractional shares of AKI common stock shall be issued in connection with the Acquisition.

         3. Escrow Agreement; Possible Automatic Rescission. The undersigned acknowledges and understands that, as more particularly set forth in
Section 3.02 of the Acquisition Agreement and in the Escrow Agreement referenced in Section 3.02, certain items (the "Escrowed Items") will be placed in an escrow with an Escrow Agent at the Closing of the Acquisition; that such Escrowed Items will include the certificates representing the SMI Shares sold by the undersigned and the certificates representing the AKI Shares purchased by the undersigned; and the Escrowed Items will remain in escrow until either of the following events occurs:

                  3.1 No Rescission. The president and secretary of AKI jointly certify in writing to the Escrow Agent that (a) AKI has completed the Private Placement of newly issued shares of AKI common stock for gross proceeds of at least $3,000,000 prior to the Private Placement Deadline, which is 5:00 p.m. Pacific Time on the date which is six months after the Effective Time of the Acquisition, and (b) AKI is then current in making all required filings with the U.S. Securities and Exchange Commission under Sections 13(a) and 14 of the Securities Exchange Act of 1934, as amended (the "Joint Certification"). In this event, the Escrow Agent shall be required to release all of the Escrowed Items and deliver them in accordance with Section 3(a) of the Escrow Agreement, including delivery to the undersigned of the certificates representing the AKI Shares purchased by the undersigned pursuant to this Agreement.

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                  3.2      Rescission.  If the Escrow  Agent does not  receive a
Joint Certification from the president and secretary of AKI prior to the Private Placement Deadline, then the Acquisition shall be rescinded and the Escrow Agent shall release all of the Escrowed Items and deliver them in accordance with
Section 3(b) of the Escrow Agreement, including delivery to the undersigned of the certificates representing the SMI Shares sold by the undersigned pursuant to this Agreement. Rescission may also occur under Section 3.06 of the Acquisition Agreement.

         4. Representations and Warranties of the Undersigned. Unless the context otherwise requires, all references in this section to AKI Shares shall mean those AKI Shares which are being purchased by the undersigned pursuant to this Agreement. The undersigned hereby represents and warrants to AKI that:

                  4.1 Investment Intent. The undersigned is acquiring the AKI Shares solely for the undersigned's own account for investment purposes, and not with a view to, or for offer or sale in connection with, any distribution of the AKI Shares in violation of the Securities Act.

                  4.2 Access to Information. The undersigned has received copies of the Acquisition Agreement, the Escrow Agreement and AKI's annual report on Form 10-KSB for the year ended August 31, 1999 (the "Annual Report") and has reviewed them carefully. If desired, the undersigned has also sought and obtained from management of AKI such additional information concerning the business, management and financial affairs of AKI as the undersigned has deemed necessary or appropriate in evaluating an investment in AKI and determining whether or not to purchase the AKI Shares. Further, the undersigned has also had full access from the management of SMI to all desired information concerning the business, management and financial affairs of SMI.

                  4.3 Preexisting Relationship; Knowledge and Experience. The undersigned has a preexisting personal and/or business relationship with AKI and certain of its officers, directors and/or controlling persons, or has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of an investment in the AKI Shares and of protecting its interests in connection with such an investment.

                  4.4 Suitability. The undersigned has carefully considered and has, to the extent the undersigned deems it necessary, discussed with the undersigned's own professional legal, tax and financial advisers the suitability of an investment in the AKI Shares for the undersigned's particular tax and financial situation, and the undersigned has determined that the AKI Shares are a suitable investment for the undersigned.

                  4.5 Illiquidity; Ability to Bear Risk of Loss. The undersigned has no need for liquidity in its investment in the AKI Shares, is financially able to hold the AKI Shares subject to restrictions on transfer for an indefinite period of time, and is capable of bearing the economic risk of losing up to the entire amount of its investment in the AKI Shares.

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                  4.6      Private  Offering.  The offer of the AKI  Shares  was
directly   communicated   to  the   undersigned   by  AKI  or  by  AKI   through
representatives of SMI. At no time was the undersigned presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such directly communicated offer.

                  4.7      Truth   and   Accuracy.   All   representations   and
warranties made by the undersigned in this agreement are true and accurate as of the date hereof and shall be true and accurate as of the date AKI issues the AKI Shares. If at any time prior to the issuance of the AKI Shares any representation or warranty shall not be true and accurate in any respect, the undersigned shall so notify AKI.

                  4.8 Authority. If the undersigned is an entity, the individual executing and delivering this agreement on behalf of the undersigned has been duly authorized to execute and deliver this agreement on behalf of the undersigned, the signature of such individual is binding upon the undersigned, the undersigned is duly organized and subsisting under the laws of the jurisdiction in which is was organized, and the undersigned was not formed for the specific purpose of acquiring the AKI Shares.

                  4.9 No Violation. The execution and delivery of this agreement and the consummation of the transactions or performance of the obligations contemplated by this agreement do not and will not violate any term of the undersigned's organizational documents (if the undersigned is an entity) and will not result in a breach of any term of, or constitute a default under, any statute, indenture, mortgage, other agreement or instrument to which the undersigned is a party or by which it is bound, or any order, writ, judgment or decree.

                  4.10 Enforceability. The undersigned has duly executed and delivered this agreement and (subject to its execution by AKI) it constitutes a valid and binding agreement of the undersigned enforceable in accordance with its terms against the undersigned, except as such enforceability may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

                  4.11 Reliance on Own Advisers. In connection with the undersigned's investment in the AKI Shares, the undersigned has not relied upon AKI or its advisers for legal or tax advice, and has, if desired, in all cases sought the advice of the undersigned's own legal counsel and tax advisers.

                  4.12 No Directed Selling Efforts. The undersigned is not aware of any Directed Selling Efforts (as hereinafter defined) having been made in the United States with respect to the AKI Shares by AKI, its affiliates, or any person acting on behalf of any of the foregoing. In addition, the undersigned, its affiliates, and persons acting on behalf of the foregoing have not made and will not make any Directed Selling Efforts in the United States with respect to the AKI Shares. For purposes of this Agreement, "Directed Selling Efforts" means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the AKI Shares, including, but not limited to, the placement of an

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advertisement in a publication  with a general  circulation in the United States that refers to the offering of the AKI Shares.

                  4.13 Offshore Transaction. The offer and sale of the AKI Shares to the undersigned qualifies as an Offshore Transaction. For purposes of this Agreement, the term "Offshore Transaction" means that:

                           (a)      The   undersigned  was  outside  the  United
States at the time the AKI Shares were offered for sale to the undersigned; and

                           (b)      The   undersigned  was  outside  the  United
States at the time the undersigned originated the buy order for the AKI Shares, including, but not limited to, the time when the undersigned signed and delivered this Agreement and otherwise offered or agreed to purchase the AKI Shares.

In this Agreement, the term "United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia. Notwithstanding the foregoing definition of "Offshore Transaction," the offer and sale of the AKI Shares to the undersigned shall not constitute an "Offshore Transaction" if the undersigned is acquiring the AKI Shares for the account or benefit of any specifically targeted, identifiable group of U.S. citizens abroad, such as members of the U.S. armed forces serving overseas, but shall constitute an "Offshore Transaction" if the undersigned is a person excluded from the definition of "U.S. Person" pursuant to Section 4.14(b)(6) of this Agreement or is a person holding an account excluded from the definition of "U.S. Person" pursuant to Section 4.14(b)(1) of this Agreement, solely in its capacity as a holder of such an account.

                  4.14 Non-U.S. Person. The undersigned is not a U.S. Person, as such term is defined below, and is not acquiring the AKI Shares for the account or benefit of any U.S. Person.

                           (a)      Definition of U.S.  Person.  For purposes of
this Agreement, the term "U.S. Person" means:

                                    (1)      Any natural person  resident in the
United States;

                                    (2)      Any   partnership   or  corporation
organized or incorporated under the laws of the United States;

                                    (3)      Any estate of which any executor or
administrator is a U.S. Person;

                                    (4)      Any trust of which any trustee is a
U.S. Person;

                                    (5)      Any  agency  or branch of a foreign
entity located in the United States;

                                    (6)      Any  non-discretionary  account  or
similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

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                                    (7)      Any   discretionary    account   or
similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

                                    (8)      Any  partnership  or corporation if
organized or incorporated under the laws of any foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities
Act), who are not natural persons, estates or trusts.

                           (b)      Exclusions from Definition.  Notwithstanding
the foregoing definition of "U.S. Person":

                                    (1)      Any   discretionary    account   or
similar account (other than an estate or trust) held for the benefit or account of a non-U.S. Person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a U.S. Person.

                                    (2)      Any    estate    of    which    any
professional fiduciary acting as executor or administrator is a U.S. Person shall not be deemed a U.S. person if an executor or administrator of the estate who is not a U.S. Person has sole or shared investment discretion with respect to the assets of the estate, and the estate is governed by foreign law.

                                    (3)      Any trust of which any professional
fiduciary acting as trustee is a U.S. Person shall not be deemed a U.S. Person if a trustee who is not a U.S. Person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. Person.

                                    (4)      An    employee     benefit     plan
established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. Person.

                                    (5)      Any  agency  or  branch  of a  U.S.
Person located outside the United States shall not be deemed a U.S. Person if the agency or branch operates for valid business reasons, and the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

                                    (6)      The  International  Monetary  Fund,
the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed U.S. Persons.

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         5.       AKI's  Representations  and Warranties.  AKI hereby represents and warrants to the undersigned that:

                  5.1 Authority. The individual executing and delivering this agreement on behalf of AKI has been duly authorized to execute and deliver this agreement on behalf of AKI, the signature of such individual is binding upon AKI, and AKI is duly organized and subsisting under the laws of the jurisdiction in which it was organized.

                  5.2 Enforceability. AKI has duly executed and delivered this agreement and (subject to its execution by the undersigned) it constitutes a valid and binding agreement of AKI enforceable in accordance with its terms against AKI, except as such enforceability may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

                  5.3      Capitalization.

                           (a)      AKI has no  outstanding  capital stock other
than common stock as of the date of this agreement. AKI is authorized to issue 25,000,000 shares of common stock, of which 4,000,000 shares are issued and outstanding. All of the outstanding shares of common stock of AKI have been duly and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the AKI Shares have been duly authorized and, when issued and delivered to the undersigned against payment therefor as provided by this agreement, will be validly issued, fully paid and non-assessable, and the issuance of such AKI Shares will not be subject to any preemptive or similar rights.

                           (b)      To AKI's knowledge, the legal and beneficial
ownership of the common and preferred stock of AKI is as set forth in the Annual Report. Except as set forth in the Annual Report, AKI is not a party to or otherwise bound by any agreement, arrangement or understanding relating to the issuance, sale or transfer of any securities of AKI (including, without limitation, as relates to options, warrants, or similar rights).

                  5.4 No Violation. The issuance and sale of the AKI Shares to the undersigned as contemplated hereby will not violate or conflict with AKI's Certificate of Incorporation or By-laws or any agreements to which AKI is a party or by which it is otherwise bound or, to AKI's knowledge, any statute, rule or regulation (federal, state, local or foreign) to which it is subject.

                  5.5 Annual Report. AKI has provided the Annual Report to the undersigned. As of the date hereof, the Annual Report does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of AKI included in the Annual Report have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of AKI as of the dates thereof and the results of its operations and cash flows for the periods then ended. AKI has included in the Annual Report all material agreements, contracts and other documents that it reasonably believes are required to be filed as exhibits to the Annual Report.

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                  5.6      Incorporation  by Reference of Other  Representations
and Warranties. Each of the representations and warranties given and made by AKI to SMI in Article Five of the Acquisition Agreement is incorporated herein by this reference as representations and warranties given and made by AKI to the undersigned.

         6.       Restrictions on Transfer.

                  6.1      Resale Restrictions. The undersigned understands that
the offer and sale of the AKI Shares to the undersigned has not been registered or qualified under the Securities Act, any State Laws, or any laws of jurisdictions outside of the United States. The undersigned agrees not to offer, sell or otherwise transfer the AKI Shares, or any interest in the AKI Shares, and agrees that AKI shall be required by this Agreement to refuse to register any transfer of the AKI Shares, unless made (i) in accordance with the provisions of Regulation S promulgated under the Securities Act, (ii) pursuant to registration under the Securities Act, or (iii) pursuant to an available exemption from registration. The undersigned understands and agrees that AKI may require the undersigned to furnish an opinion of U.S. counsel reasonably satisfactory to AKI that the requirements of the preceding sentence have been satisfied. The undersigned further understands and agrees that hedging transactions involving the AKI Shares may not be conducted unless in compliance with the Securities Act.

                  6.2 Restrictive Legend. The undersigned understands and agrees that a legend in substantially the following form will be placed on the certificate representing the AKI Shares:

         "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS OR ANY SECURITIES LAWS OF JURISDICTIONS OUTSIDE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A "U.S. PERSON," AS THAT TERM IS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, EXCEPT
         (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT COVERING THE SECURITIES, OR (2) UPON DELIVERY TO THE ISSUER OF AN OPINION OF U.S. COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT THE SECURITIES MAY BE TRANSFERRED WITHOUT REGISTRATION PURSUANT TO (A) RULE 144 OR RULE 904 OF REGULATION S OR (B) ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT."

                  6.3 No Registration; Illiquid Investment. AKI is under no obligation and has no intention of registering any resale of the AKI Shares by the undersigned. The undersigned acknowledges that it must bear the economic risk of its investment in the AKI Shares for an indefinite period of time, until such time, if ever, that an exemption from registration is available. The undersigned acknowledges that the soonest that the Rule 144 exemption from registration could become available would be after the undersigned has paid for and held the AKI Shares for one year.

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         7.       Reliance. The undersigned  understands and agrees that AKI and its officers, directors, employees and agents may, and will, rely on the accuracy of the undersigned's representations and warranties in this agreement to establish compliance with applicable securities laws. The undersigned agrees to indemnify and hold harmless all such parties against all losses, claims, costs, expenses and damages or liabilities which they may suffer or incur caused or arising from their reliance on such representations and warranties.

         8.       Miscellaneous.

                  8.1 Survival. The representations and warranties made in this agreement shall survive the closing of the transactions contemplated by this agreement.

                  8.2 Assignment. This Agreement is not transferable or assignable.

                  8.3 Execution and Delivery of Agreement. AKI shall be entitled to rely on delivery by facsimile transmission of an executed copy of this agreement, and acceptance by AKI of such facsimile copy shall create a valid and binding agreement between the undersigned and AKI.

                  8.4 Titles. The titles of the sections and subsections of this agreement are for the convenience of reference only and are not to be considered in construing this agreement.

                  8.5 Severability. The invalidity or unenforceability of any particular provision of this agreement shall not affect or limit the validity or enforceability of the remaining provisions of this agreement.

                  8.6 Entire Agreement. This agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein and supersedes and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters.

                  8.7 Waiver and Amendment. Except as otherwise provided herein, the provisions of this agreement may be waived, altered, amended or repealed, in whole or in part, only upon the mutual written agreement of the undersigned and AKI.

                  8.8 Counterparts. This agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  8.9 Governing Law. This agreement is governed by and shall be construed in accordance with the internal law of the State of California without reference to its rules as to conflicts of law.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]


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         IN  WITNESS  WHEREOF,  the  parties  hereto  have  duly  executed  this agreement as of the date first above mentioned.

THE "ISSUER"                      THE "UNDERSIGNED"

ADVANCED KNOWLEDGE, INC.          -------------------------------------------
                                  Name of the undersigned (please type or print)

By:___________________________    -------------------------------------------
    Buddy Young, President and    Signature and, if applicable, title of person
    Chief Executive Officer       signing

                                  -------------------------------------------
                                  Number of SMI Shares to be exchanged for AKI
                                  Shares

                                  -------------------------------------------
                                  The undersigned's street address

                                  -------------------------------------------
                                  City, state/province, country and postal code

                                  -------------------------------------------
                                  The undersigned's telephone number

                                  -------------------------------------------
                                  The undersigned's Tax ID Number (if any)

                                  Delivery. The address for delivery of the certificate representing the AKI Shares is as follows:

                                  ------------------------------------------

                                  ------------------------------------------

                                  ------------------------------------------

                                  ------------------------------------------




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